Exhibit 99.1
LUMINEX CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS
Luminex achieved revenue growth of 35 percent for the quarter, and 16 percent annual growth
AUSTIN, Texas (February 4, 2010) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2009. Recent financial and operating highlights include the following:
•
Luminex achieved its highest ever quarterly consolidated revenue of $38.2 million, a 35 percent increase over the fourth quarter of 2008; full year 2009 revenue was $120.6 million, a 16 percent increase over 2008 during challenging economic conditions

•
Luminex delivered record system revenue of $9.3 million for the fourth quarter of 2009, an increase of 26 percent over the same prior year period, and full year system revenue of $30.7 million, a 9 percent increase over the full year 2008; system shipments for the quarter were 253, resulting in cumulative life to date shipments of 6,767, up 15 percent from a year ago

•
Luminex Assay Group realized record assay revenue of $12.9 million for the fourth quarter 2009, up 137 percent over the same prior year period and full year assay revenue of $31.1 million, up 66 percent over 2008

•	Fourth quarter 2009 consumables revenue returned to growth, attaining the 4th highest quarter in Luminex history
GAAP net income for the fourth quarter of 2009 was $20.0 million or, $0.49 per share, basic. Adjusted net income, excluding the release of the valuation allowance described below, was $5.2 million, or $0.13 per share, basic, compared with net income of $2.0 million, or $0.05 per share, basic, for the same prior year period. Net income for the fourth quarter of 2009 included non-cash charges of $2.3 million in stock compensation expense associated with SFAS 123R and $2.3 million associated with depreciation and amortization expense. GAAP net income for 2009 was $17.7 million or $0.44 per share, basic, compared with 2008 net income of $3.1 million or $0.08 per share, basic. Adjusted net income, excluding the release of the valuation allowance and the settlement of litigation, for the year 2009 was $7.2 million or $0.18 per share, basic, compared with 2008 net income of $3.1 million or $0.08 per share, basic.
During the fourth quarter of 2009, we released a portion of our total valuation allowance on deferred U.S. tax assets. Release of the valuation allowance was dependent upon an assessment of the likelihood of utilization of the specifically identified deferred tax assets. The assessment indicated that Luminex was more likely than not to benefit from the deferred tax assets based upon our historical pre-tax book income and projected taxable income, thus prompting the release. The tax benefit from the release of this deferred tax asset valuation allowance is reflected below operating income as a benefit of $14.9 million, or $0.36 per share, basic.
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LMNX Reports Fourth Quarter and Full Year 2009 Results

February 4, 2010
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue
Technology group	$24,794	$22,071	$87,389	$83,567
Assay group	13,373	6,126	33,254	20,880

	38,167	28,197	120,643	104,447

Operating income (loss)
Technology group	2,669	2,445	8,122	9,033
Assay group	2,629	(291)	(723)	(5,680)

	$5,298	$2,154	$7,399	$3,353
“We are extremely pleased with our results for the fourth quarter and for 2009,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “Given the overall economic conditions, to deliver 35% quarterly revenue growth and 16% annual revenue growth is an indication of the strength of our technology, the performance of our products and the dedication of our people. We are particularly pleased with the sequential growth of our proprietary consumables and the performance of our assay strategy, led by xTAG® Respiratory Viral Panel. Our successful execution in system shipments and record capital equipment sales for the year also delivered healthy revenue growth over 2008 in the most challenging capital equipment sales market in decades, bringing our cumulative instrument shipment base to 6,767. We maintained our high margins through the quarter, and we expect to continue to do so.
“Given the company’s performance in the quarter and in 2009, and our expectations regarding future profitability, as previously announced, we released in the fourth quarter $14.9 million of our deferred tax asset valuation allowance,” continued Balthrop. “Our solid operating performance added cash to our strong balance sheet, enhancing the company’s ability to respond to strategic opportunities. Looking toward 2010 and beyond, we are encouraged by the stabilizing markets and are confident in the company’s growth strategy, partner and product pipeline and our prospects for continued growth.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company intends to provide specific annual revenue guidance, updated at each quarterly reporting period.
Guidance for Fiscal 2010
•	The Company expects full year 2010 revenue to be between $138 million and $148 million. The full year figures represent an increase of between 14 percent and 23 percent over reported 2009 revenue.
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LMNX Reports Fourth Quarter and Full Year 2009 Results

February 4, 2010
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the fourth quarter ended December 31, 2009, on Thursday, February 4, 2010, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding our projected revenue, sales growth, the adequacy of our balance sheet, our ability to respond to strategic opportunities and our product and partner pipeline. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2010 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports Fourth Quarter and Full Year 2009 Results

February 4, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$90,843	$81,619
Short-term investments	8,511	40,501
Accounts receivable, net	22,108	11,024
Inventory, net	17,524	11,589
Deferred income taxes	1,040	2
Prepaids and other	2,130	1,658

Total current assets	142,156	146,393

Property and equipment, net	17,255	12,567
Intangible assets, net	12,938	14,901
Deferred income taxes	14,732	274
Long-term investments	20,228	2,000
Goodwill	39,617	39,617
Other	1,087	1,539

Total assets	$248,013	$217,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,430	$4,580
Accrued liabilities	7,493	6,930
Deferred revenue	2,967	2,671
Current portion of long term debt	868	445

Total current liabilities	19,758	14,626

Long-term debt	3,591	2,914
Deferred revenue and other	5,926	5,211

Total liabilities	29,275	22,751

Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	285,649	279,255
Accumulated other comprehensive gain (loss)	27	(47)
Accumulated deficit	(66,979)	(84,708)

Total stockholders’ equity	218,738	194,540

Total liabilities and stockholders’ equity	$248,013	$217,291

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LMNX Reports Fourth Quarter and Full Year 2009 Results

February 4, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue	$38,167	$28,197	$120,643	$104,447
Cost of revenue	12,512	8,625	39,349	33,501

Gross profit	25,655	19,572	81,294	70,946
Operating expenses:
Research and development	5,506	4,729	20,752	18,628
Selling, general and administrative	14,851	12,689	53,143	48,965

Total operating expenses	20,357	17,418	73,895	67,593

Income from operations	5,298	2,154	7,399	3,353
Interest expense from long-term debt	(123)	(186)	(481)	(592)
Other income, net	126	515	719	1,144
Settlement of litigation	—	—	(4,350)	—

Income before income taxes	5,301	2,483	3,287	3,905
Income taxes	14,715	(474)	14,442	(848)

Net income	$20,016	$2,009	$17,729	$3,057

Net income per share, basic	$0.49	$0.05	$0.44	$0.08

Shares used in computing net income per share, basic	40,697	40,277	40,562	37,868
Net income per share, diluted	$0.48	$0.05	$0.43	$0.08

Shares used in computing net income per share, diluted	41,604	41,963	41,633	39,700
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LMNX Reports Fourth Quarter and Full Year 2009 Results

February 4, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$20,016	$2,009	$17,729	$3,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,334	1,874	8,329	7,001
Stock-based compensation and other	2,343	2,049	8,160	7,251
Deferred income tax benefit	(15,498)	(152)	(15,496)	(105)
Loss on disposal of assets	—	1	25	8
Other	408	(820)	1,665	(415)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,839)	1,679	(10,827)	694
Inventory, net	(4,827)	(2,041)	(5,935)	(5,081)
Prepaids and other	(671)	3	(699)	(837)
Accounts payable	3,296	662	3,672	1,760
Accrued liabilities	2,258	1,035	(765)	(312)
Deferred revenue	(368)	(292)	(55)	830

Net cash provided by operating activities	6,452	6,007	5,803	13,851

Cash flows from investing activities:
Net purchases of available-for-sale investments	(6,115)	—	(62,764)	—
Maturities/sales of available-for-sale investments	10,988	—	33,968	—
Net purchases of held-to-maturity investments	—	(19,327)	—	(55,868)
Maturities of held-to-maturity investments	2,423	13,875	42,501	20,310
Purchase of property and equipment	(1,751)	(1,702)	(10,369)	(4,449)
Acquisition activity	—	24	—	(481)
Proceeds from sale of assets	—	—	—	19
Acquired technology rights	(8)	—	(29)	(1,216)

Net cash provided by (used in) investing activities	5,537	(7,130)	3,307	(41,685)

Cash flows from financing activities:
Proceeds from debt	—	—	454	—
Payments on debt	—	—	(440)	(134)
Proceeds from secondary offering, net of offering costs	—	47	—	74,722
Proceeds from issuance of common stock	204	637	566	7,075

Net cash provided by financing activities	204	684	580	81,663

Effect of foreign currency exchange rate on cash	(90)	440	(466)	557
Change in cash and cash equivalents	12,103	1	9,224	54,386
Cash and cash equivalents, beginning of period	78,740	81,618	81,619	27,233

Cash and cash equivalents, end of period	$90,843	$81,619	$90,843	$81,619

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LMNX Reports Fourth Quarter and Full Year 2009 Results

February 4, 2010
LUMINEX CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME TO GAAP NET INCOME
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income	$20,016	$2,009	$17,729	$3,057
Adjusted items:
Settlement of litigation	—	—	4,350	—
Release of valuation allowance	(14,866)	—	(14,866)	—
Net income excluding adjusted items	$5,150	$2,009	$7,213	$3,057

Adjusted net income per share, basic	$0.13	$0.05	$0.18	$0.08

Shares used in computing net income per share, basic	40,697	40,277	40,562	37,868
Adjusted net income per share, diluted	$0.12	$0.05	$0.17	$0.08

Shares used in computing net income per share, diluted	41,604	41,963	41,633	39,700
The Company believes that the non-GAAP measure used in this presentation, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
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